Exhibit 10.4

GREEN MOUNTAIN COFFEE ROASTERS, INC.
RSU AWARD AGREEMENT

This RSU Agreement (this “Agreement”) is made and entered into as of [•] (the “Grant Date”) by and between Green Mountain Coffee Roasters, Inc.  (the “Company”) and [•] (the “Participant”).  This Agreement pertains to an award of Restricted Stock Units pursuant to the terms of the Green Mountain Coffee Roasters, Inc.  2006 Incentive Plan (as amended from time to time, the “Plan”).

Participant:	<<Participant Name>> (the “Participant”)
Grant Date:	<<Grant Date>> (the “Grant Date”)
Number of RSUs Granted:	<<[•]>>
Vesting:	The Award is fully vested as of the Grant Date.

1.              Grant of RSUs.  The Company hereby grants to the Participant an award (the “Award”) consisting of the aggregate number of Restricted Stock Units (the “RSUs”) set forth above.  Each RSU represents the conditional right to receive, without payment but subject to the conditions and limitations set forth in this Agreement and the Plan, one share of Stock of the Company (each, a “Share”, or together, the “Shares”).

2.              Award Subject to Plan.  The Award is subject in its entirety to the provisions of the Plan, which are incorporated herein by reference.  In the event of any conflict, the terms of the Plan will control.  Capitalized terms not explicitly defined in this Agreement but defined in the Plan will have the meanings ascribed to them in the Plan.

3.              Rights as Shareholder; Limits on Transfer.  Each RSU represents an unfunded and unsecured promise by the Company to deliver one Share to the Participant upon vesting of the RSU.  The Participant will not have any rights of a shareholder with respect to any RSU (including any voting rights or rights with respect to dividends) unless and until the RSU vests and is settled by the issuance of a Share.  Neither the RSUs nor the rights relating thereto may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Participant except upon the Participant’s death to a beneficiary designated in writing by the Participant in accordance with procedures established by the Administrator or, if none, to the person to whom the RSUs pass by will or the laws of descent and distribution.

(6A-RSU-BOD)

4.              Restrictions on Transfer during Holding Period; Minimum Ownership Guidelines.

4.1                If, as of the Grant Date, the Participant does not meet the then-current minimum Share ownership guidelines of the Company maintained for its non-employee directors, as determined by the Administrator, any net Shares issued or delivered to the Participant under this Award may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Participant until the earlier of (a) two years following the Grant Date, or (b) such time as the Participant satisfies the then-current minimum Share ownership guidelines.

4.2                Notwithstanding the foregoing, the restrictions and holding requirements set forth in Section 4.1 will terminate upon the Participant’s death or other termination of service to the Company.

5.              Settlement.  Subject to Sections 4 and 6 hereof, promptly following the Grant Date, and in any event no later than sixty (60) days following such Grant Date, the Company will (a) issue and deliver to the Participant the number of Shares equal to the applicable number of RSUs that vested on the Grant Date; and (b) enter the Participant’s name on the books of the Company as the shareholder of record with respect to the Shares so delivered to the Participant.  No fractional shares will be issued under this Agreement.

6.              Withholding; Section 409A; Tax Liability.

6.1                The Participant will be responsible for satisfying and paying all taxes arising from or due in connection with the Award and/or the delivery of Shares under the Award.  The Company will have no liability or obligation related to the foregoing.

6.2                If the Participant is determined to be a “specified employee” within the meaning of Section 409A, and the Treasury regulations thereunder, as determined by the Administrator, at the time of the Participant’s “separation from service” within the meaning of Section 409A and the Treasury regulations thereunder, then to the extent necessary to prevent any accelerated or additional tax under Section 409A, the settlement and delivery of any Shares hereunder upon such separation from service will be delayed until the earlier of (a) the date that is six months and one day following the Participant’s separation from service and (b) the Participant’s death.  [For purposes of this Agreement, all references to “termination of employment” and correlative phrases will be construed to require a “separation from service” (as defined in Section 1.409A-1(h) of the Treasury regulations after giving effect to the presumptions contained therein).]

6.3                This Agreement is intended to comply with Section 409A or an exemption thereunder, and will be construed and interpreted in a manner that is consistent with the requirements for avoiding additional taxes or penalties under Section 409A.  Notwithstanding the foregoing, the Company makes no representations that the payments and benefits provided under this Agreement comply with Section 409A, and in no event will the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Participant on account of non-compliance with Section 409A.

7.              Compliance with Law.  The issuance and transfer of the Shares will be subject to compliance by the Company and the Participant with all applicable requirements of federal and state securities laws and with all applicable requirements of any stock exchange on which the Stock may be listed.  No shares of Stock will be issued or transferred unless and until any then applicable requirements of state and federal law and regulatory agencies have been fully complied with to the satisfaction of the Company and its counsel.

8.              Electronic Delivery.  The Company may, in its sole discretion, deliver by electronic means any documents related to current or future participation in the Plan.  The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

9.              Recovery of Compensation.  The RSUs, any Shares issued or delivered hereunder and any gains realized or other amounts in respect of such RSUs will be subject to recoupment by the Company to the extent required to comply with applicable law or regulation or the rules of the stock exchange on which the Company’s Stock is traded.

10.       Notices.  Any notice required to be delivered to the Company under this Agreement will be in writing and addressed to the Secretary of the Company at the Company’s principal corporate offices.  Any notice required to be delivered to the Participant under this Agreement will be in writing and addressed to the Participant at the Participant’s address as shown in the records of the Company.  Either party may designate another address in writing (or by such other method approved by the Company) from time to time.

11.       Governing Law.  This Agreement will be construed and interpreted in accordance with the laws of the State of Vermont without regard to conflict of law principles.

12.       Interpretation.  Any dispute regarding the interpretation of this Agreement will be submitted by the Participant or the Company to the Administrator for review.  The resolution of such dispute by the Administrator will be final and binding on the Participant and the Company.

13.       Successors and Assigns.  The Company may assign any of its rights under this Agreement.  This Agreement will be binding upon and inure to the benefit of the successors and assigns of the Company.  Subject to the restrictions on transfer set forth herein, this Agreement will be binding upon the Participant and the Participant’s beneficiaries, executors or administrators.

14.       Severability.  The invalidity or unenforceability of any provision of the Plan or this Agreement will not affect the validity or enforceability of any other provision of the Plan or this Agreement, and each provision of the Plan and this Agreement will be severable and enforceable to the extent permitted by law.

15.       Limitation on Rights; No Right to Future grants; Extraordinary Item.  By entering into this Agreement and accepting the Award, the Participant acknowledges that: (a) the Plan is discretionary and may be modified, suspended or terminated by the Company at any time as provided in the Plan; (b) the grant of this Award is a discretionary one-time benefit and does not create any contractual or other right to receive future grants of Awards or benefits in lieu of Awards; (c) all determinations with respect to any such future grants, including, but not limited to, the times when Awards will be granted, the number of shares subject to each award, the Award price, if any, and the time or times when each Award will be settled, will be at the sole discretion of the Company; (d) the Participant’s participation in the Plan is voluntary; (e) the value of this Award is an extraordinary item which is outside the scope of the Participant’s employment contract, if any; (f) this Award is not part of normal or expected compensation for any purpose, including without limitation for calculating any benefits, severance, resignation, termination, redundancy, end of service payments, bonuses, long-service awards, welfare, insurance, pension or retirement benefits or similar payments; (g) the future value of the Shares subject to this Award is unknown and cannot be predicted with certainty; (h) neither the Plan, this Award nor the issuance of the Shares will (1) confer upon the Participant any right to continue in the employ of (or any other relationship with) the Company or any subsidiary of the Company, (2) if the Participant is an “at-will” employee, alter in any way the Participant’s “at will” employment, or (3) limit in any respect the right of the Company or any subsidiary to terminate the Participant’s Employment or other relationship with the Company or any subsidiary, as the case may be, at any time, and (i) in the event that the Participant is not a direct employee of the Company, the grant of this Award will not be interpreted to form an employment relationship with the Company; and furthermore, the grant of this Award will not be interpreted to form an employment contract with the Participant’s employer, the Company or any subsidiary.

16.       Amendment.  The Administrator has the right to amend, alter, suspend, discontinue or cancel the RSUs, prospectively or retroactively; provided, that, no such amendment will adversely affect the Participant’s material rights under this Agreement without the Participant’s consent.

17.       Counterparts.  This Agreement may be executed in counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument. Counterpart signature pages to this Agreement transmitted by facsimile transmission, by electronic mail in portable document format (.pdf), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature.

18.       Acceptance.  The Participant hereby acknowledges receipt of a copy of the Plan and this Agreement.  The Participant has read and understands the terms and provisions thereof, and accepts the RSUs subject to all of the terms and conditions of the Plan and this Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth below.

GREEN MOUNTAIN COFFEE ROASTERS, INC.

By:
David E. Moran
Chair of the Compensation and
Organizational Development Committee

Date:

[PARTICIPANT]

By:
Name:

Date: